Exhibit 10.1

Grab Holdings Limited

Second Amended and Restated 2021 Equity Incentive Plan

Adopted by the Board of Directors of Grab Holdings Limited: April 12, 2021

Approved by the Shareholders of Grab Holdings Limited: April 12, 2021

Amended by the Board of Directors of Grab Holdings Limited: September 22, 2021

Amendment Approved by the Shareholders of Grab Holdings Limited: September 22, 2021

Amended by the Board of Directors of Grab Holdings Limited: November 14, 2023

1.
General.
(a)
Establishment. The Grab Holdings Limited 2021 Equity Incentive Plan (the “Plan”) is hereby established effective as of December 1, 2021, which is the date of the closing of the transactions contemplated by the Business Combination Agreement (the “Effective Date”).
(b)
Purpose. The Plan, through the granting of Awards, is intended to help the Company to secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide means by which the eligible recipients may benefit from increases in value of the Ordinary Shares.
(c)
Available Awards. The Plan provides for the grant of the following types of Awards: (i) Options, (ii) Share Appreciation Rights, (iii) Restricted Share Awards, (iv) Restricted Share Unit Awards, and (v) Other Awards.
2.
Administration.
(a)
Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)
Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)
To determine from time to time (A) which of the persons eligible under the Plan will be granted Awards; (B) when and how each Award will be granted; (C) what type or combination of types of Award will be granted; (D) the provisions of each Award granted (which need not be identical or comparable), including the time or times when a person will be permitted to exercise or otherwise receive an issuance of Ordinary Shares or other payment pursuant to an Award; (E) the number of Ordinary Shares or cash equivalent with respect to which an Award will be granted to each such person; and (F) the Fair Market Value applicable to an Award.
(ii)
To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)
To settle all controversies regarding the Plan and Awards granted under it.

1.

(iv)
To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or Ordinary Shares may be issued).
(v)
To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Ordinary Shares or the share price of Ordinary Shares including any Corporate Transaction, for reasons of administrative convenience.
(vi)
To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then-outstanding Award without his or her written consent.
(vii)
To amend the Plan in any respect the Board deems necessary or advisable, subject to the limitations, if any, of applicable law; provided, however that shareholder approval will be required for any amendment to the extent required by applicable law. Except as provided in the Plan or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.
(viii)
To submit any amendment to the Plan for shareholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Incentive Share Options.
(ix)
To approve forms of Award Agreements for use under the Plan and to amend the terms of any one (1) or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one (1) or more Awards without the affected Participant’s consent (X) to maintain the tax qualified status of the Award, (Y) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code or Section 457A of the Code; or (Z) to comply with other applicable laws.
(x)
Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi)
To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction). Without limiting the generality of the foregoing, the Board specifically is authorized to adopt rules, procedures and sub-plans, regarding, without limitation, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, which may vary according to local requirements.

(xii)
To effect, at any time and from time to time, subject to the consent of any Participant whose Award is impaired by such action, (A) the reduction of the exercise, purchase or strike price of any outstanding Award (including without limitation any Option or SAR); (B) the cancellation of any outstanding Award and the grant in substitution therefor of a new (1) Option, Share Appreciation Right, Restricted Share Award, Restricted Share Unit Award, or Other Award under the Plan or another equity plan of the Company, covering the same or a different number of Ordinary Shares, (2) cash and/or (3) other valuable consideration determined by the Board, in its sole discretion; or (C) any other action that is treated as a repricing under generally accepted accounting principles; provided, that any repricing that the Board effectuates shall not require approval of the Company’s shareholders.
(xiii)
To administer the provisions relating to swaps under Annex A of the Plan, including selecting from time to time who will be eligible for Swapped Awards (as such term is defined in Annex A hereto), when such Swapped Awards will be granted, the provisions of such Swapped Awards (which need not be identical or comparable), the number of Ordinary Shares subject to such Swapped Awards (and the per share exercise price, if applicable), the Fair Market Value applicable to a Swapped Award, and the timing of the Swap Window (as such term is defined in Annex A hereto), and to adopt such policies and procedures as are necessary to implement the swap provisions contained in Annex A hereto.
(c)
Delegation to Committee.
(i)
General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)
Rule 16b-3 Compliance. To the extent an Award is intended to qualify of the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two (2) or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.
(d)
Delegation to an Officer. The Board or any Committee may delegate to one (1) or more Officers the authority to do one (1) or both of the following: (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards, (ii) determine the number of Ordinary Shares to be subject to such Awards granted to such Employees, and (iii) take any action(s) as may be necessary or required by the Board with respect to swapped equity awards (including without limitation the Swapped Awards); provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of Ordinary Shares that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on substantially the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value (pursuant to Section 13(x) below).
(e)
Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. The Board’s or any Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Board’s or any Committee’s sole discretion. The Board’s or any Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.
3.
Ordinary Shares Subject to the Plan.
(a)
Share Reserve. Subject to adjustment in accordance with Section (c) and to any adjustment as necessary to implement any Capitalization Adjustments, the Share Reserve on the Effective Date shall be 342,568,055 Ordinary Shares.

In addition, subject to any adjustment as necessary to implement any Capitalization Adjustments, such Share Reserve will automatically increase on January 1st of each year for a period of ten (10) years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of Capital Shares (on a fully-diluted basis) outstanding on December 31st of the preceding year; provided, however that the Board or any Committee may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of Ordinary Shares.

(b)
Aggregate Incentive Share Option Limit. Notwithstanding anything to the contrary in Section 3(a) and subject to any adjustments as necessary to implement any Capitalization Adjustment, the aggregate number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Share Options is 1,027,704,165 Ordinary Shares.
(c)
Reversion of Ordinary Shares to the Share Reserve. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Ordinary Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Ordinary Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Ordinary Shares that may be available for issuance under the Plan. If any Ordinary Shares issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such Ordinary Shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any Ordinary Shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award will again become available for issuance under the Plan.
(d)
Source of Ordinary Shares. The Ordinary Shares issuable under the Plan will be authorized but unissued or reacquired Ordinary Shares, including Ordinary Shares repurchased by the Company on the open market or otherwise.
(e)
Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, including without limitation pursuant to the Business Combination Agreement, the Board may grant Awards in substitution for any options or other share or share-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Board deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Share Reserve set forth in Section 3(a) above (nor shall Ordinary Shares subject to a Substitute Award be added to the Ordinary Shares available for Awards under the Plan as provided in Section 3(c) above), except that Ordinary Shares acquired by exercise of substitute Incentive Share Options will count against the maximum number of Ordinary Shares that may be issued pursuant to the exercise of Incentive Share Options under Section 3(b) of the Plan.
(f)
Class of Ordinary Shares. Substitute Awards and other Awards, in either case, granted under the Plan to the Key Executives (as such term is defined in the Business Combination Agreement) shall be for Class B Ordinary Shares, Awards granted under the Plan to members of the Company's Executive Committee from time to time may be in the form of Class B Ordinary Shares and / or Class A Ordinary Shares and all other Awards under the Plan shall be for Class A Ordinary Shares. For the avoidance of doubt, to the extent that the Class B Ordinary Shares are converted into Class A Ordinary Shares in accordance with the applicable terms of the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time), any Awards for Class B Ordinary Shares that are outstanding under the Plan shall automatically convert into Awards for Class A Ordinary Shares in accordance with the applicable conversion provisions of the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time).
4.
Eligibility and Non-Employee Director Limitation.
(a)
Eligible Award Recipients. Subject to the terms of the Plan and applicable law, Awards may be granted to Employees, Directors and Consultants.
(b)
Service Recipient Stock. Notwithstanding anything herein to the contrary, no Award under which a Participant may receive Ordinary Shares may be granted to an Employee, Director, or Consultant of any Affiliate of the Company if such Ordinary Shares do not constitute “service recipient stock” for purposes of Section 409A of the Code with respect to such Employee, Director or Consultant and such Ordinary Shares are required to constitute “service recipient stock” for such Award to comply with, or be exempt from, Section 409A of the Code.
(c)
Non-Employee Director Compensation Limitation. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any calendar year, including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) US$750,000 total in value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such calendar year, US$1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 4(c) shall apply commencing with the first calendar year that begins following the Effective Date. For avoidance of doubt, compensation will count towards this limit for the calendar year it was granted or earned, and not later when distributed, in the event it is deferred.
5.
Provisions Relating to Options and Share Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. The provisions of separate Options or SARs need not be identical or comparable; provided, however, that each Award Agreement for Options or SARs will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)
Term. No Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
(b)
Exercise Price. The exercise or strike price of each Option or SAR shall be determined by the Board and set forth in the Award Agreement which, unless otherwise determined by the Board, may be a fixed or variable price determined by reference to the Fair Market Value of the Ordinary

Shares over which such Award is granted; provided, however, that (i) no Option or SAR may be granted to a U.S. Participant with an exercise or strike price per Ordinary Share which is less than one hundred percent (100%) of the Fair Market Value of an Ordinary Share subject to the Option or SAR on the date of grant, without compliance with Section 409A of the Code or the Participant’s consent, (ii) the exercise or strike price of each Option or SAR granted to a Participant that is not a U.S. Participant shall comply with applicable law, and (iii) an Option or SAR may be granted with an exercise or strike price lower than that set forth herein if such Option or SAR is granted pursuant to an assumption or substitution for an option or share appreciation right granted by another company, whether in connection with an acquisition of such company or otherwise, and in a manner consistent with the provisions of Section 409A of the Code and other applicable law. Notwithstanding the foregoing, no Option or SAR may be granted with an exercise or strike price lower than the par value of the Ordinary Shares. Each SAR will be denominated in Ordinary Share equivalents.
(c)
Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Company in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The purchase price of Ordinary Shares acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. Any Ordinary Shares that are not fully paid will be subject to the forfeiture provisions in the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time). The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. Subject to applicable law, the permitted methods of payment are as follows:
(i)
by cash, check, bank draft or money order payable to the Company;
(ii)
pursuant to a “cashless exercise” program (developed under Regulation T as promulgated by the U.S. Federal Reserve Board or similar regulations in other applicable jurisdictions, if required for compliance with the laws of the relevant jurisdiction) that, prior to the issuance of the Ordinary Share subject to the Option results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)
by delivery to the Company (either by actual delivery or attestation) of Ordinary Shares that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (A) at the time of exercise the Ordinary Shares are publicly traded, (B) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (C) such delivery would not violate any applicable law or agreement restricting the redemption of the Ordinary Shares, (D) any certificated shares are endorsed or accompanied by an executed assignment separate from the certificate, and (E) such Ordinary Shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery as may be required by the Company;
(iv)
if an Option is a Nonstatutory Share Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Shares issuable upon exercise by the largest whole number of Ordinary Shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Ordinary Shares to be issued. Ordinary Shares will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) Ordinary Shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) Ordinary Shares are delivered to the Participant as a result of such exercise, and (C) Ordinary Shares are withheld to satisfy tax withholding obligations; or
(v)
in any other form of legal consideration that may be acceptable to the Board and permissible under applicable law.
(d)
Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR or otherwise provided by the Company. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of Ordinary Shares equal to the number of Ordinary Shares equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (ii) the aggregate strike price of the number of Ordinary Shares equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Ordinary Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR and subject to applicable law.
(e)
Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i)
Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.
(ii)
Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) or regulations in other applicable jurisdictions.
(iii)
Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Ordinary Shares or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)
Vesting Generally. The total number of Ordinary Shares subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of Ordinary Shares as to which an Option or SAR may be exercised.

(g)
Termination of Continuous Service.
(i)
Termination of Continuous Service for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs (whether vested or unvested) will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the Ordinary Shares subject to the forfeited Award, or any consideration in respect of the forfeited Award.
(ii)
Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 5(h), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such otherperiod of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 5(a)):
(1)
Three (3) months following the date of such termination if the Option is an Incentive Share Option (other than any termination due to the Participant’s Disability or death);
(2)
Twelve (12) months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);
(3)
Twelve (12) months following the date of such termination if such termination is due to the Participant’s Disability;
(4)
Eighteen (18) months following the date of such termination if such termination is due to the Participant’s death; or
(5)
Eighteen (18) months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (1) or (2) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable post-termination exercise period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the Ordinary Shares subject to the terminated Award, or any consideration in respect of the terminated Award.

(iii)
Termination of Continuous Service and Unvested Portion of Award. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, immediately upon termination of Continuous Service, all unvested portions of any outstanding Options or SARs of such Participant shall be forfeited without consideration as of the termination date.
(h)
Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of Ordinary Shares upon such exercise would violate applicable law. Except as otherwise provided in the applicable Award Agreement or other written agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of Ordinary Shares would violate applicable law, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Ordinary Shares received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Ordinary Shares received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)
Modification or Assumption of Options. Except as otherwise provided in the Plan, the Board may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price. No modification of an Option shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Option.
6.
Provisions of Awards Other than Options and SARs.
(a)
Restricted Share Awards. Each Restricted Share Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time) and other constitutional and governance documents, at the Board’s election, Ordinary Shares underlying a Restricted Share Award may be held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Share Award lapse; and may be evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The Company may require that any share certificates relating to Restricted Shares be held by the Company in escrow for the participant until all restrictions on such Restricted Shares have been removed. The terms and conditions of Restricted Share Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Award Agreements need not be identical or comparable. Each Restricted Share Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)
Consideration. A Restricted Share Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)
Vesting. Ordinary Shares awarded under the Restricted Share Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board. Except as otherwise provided in an Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Share Awards will cease upon termination of a Participant’s Continuous Service.
(iii)
Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right, any or all of the Ordinary Shares held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Share Award Agreement.
(iv)
Transferability. Rights to acquire Ordinary Shares under the Restricted Share Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Share Award Agreement, as the Board will determine in its sole discretion, so long as Ordinary Shares awarded under the Restricted Share Award Agreement remains subject to the terms of the Restricted Share Award Agreement.
(v)
Dividends. A Restricted Share Award Agreement may provide that any dividends paid on Restricted Shares will be subject to the same vesting and forfeiture restrictions as apply to the Ordinary Shares subject to the Restricted Share Award to which they relate.
(vi)
Shareholder Rights. Unless otherwise determined by the Board, a Participant will have voting and other rights as a shareholder of the Company with respect to any Ordinary Shares subject to a Restricted Share Award.
(b)
Restricted Share Unit Awards. Each Restricted Share Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Share Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Share Unit Award Agreements need not be identical or comparable. Each Restricted Share Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i)
Consideration. At the time of grant of a Restricted Share Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each Ordinary Share subject to the Restricted Share Unit Award. The consideration to be paid (if any) by the Participant for each Ordinary Share subject to a Restricted Share Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)
Vesting. At the time of the grant of a Restricted Share Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Share Unit Award as it, in its sole discretion, deems appropriate.
(iii)
Settlement. A Restricted Share Unit Award may be settled by the delivery of Ordinary Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Share Unit Award Agreement. At the time of the grant of a Restricted Share Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Ordinary Shares (or their cash equivalent) subject to a Restricted Share Unit Award to a time after the vesting of such Restricted Share Unit Award.
(iv)
Dividend Equivalents. Dividend equivalents may be credited in respect of Ordinary Shares covered by a Restricted Share Unit Award, as determined by the Board and contained in the Restricted Share Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Ordinary Shares covered by the Restricted Share Unit Award in such manner as determined by the Board. Any additional Ordinary Shares covered by the Restricted Share Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Share Unit Award Agreement to which they relate. Any dividend equivalents distributed under the Plan shall not be counted against the Share Reserve.

(v)
Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Share Unit Award Agreement, such portion of the Restricted Share Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service, and the Participant will have no further right, title or interest in the Restricted Share Unit Award, the Ordinary Shares issuable pursuant to the Restricted Share Unit Award, or any consideration in respect of the Restricted Share Unit Award.
(vi)
Creditors’ Rights. A holder of Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Share Unit Agreement.
(c)
Other Awards. Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Ordinary Shares, including the appreciation in value thereof (e.g., options or share rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Ordinary Shares at the time of grant) may be granted either alone or in addition to Awards provided for under Section 5 and the preceding provisions of this Section 6. Such Other Awards may include (without limitation) Awards that may vest or may be exercised or a cash Awards that may vest or become earned and paid contingent on the attainment during a performance period of performance goals or other criteria as the Board may determine. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of Ordinary Shares (or the cash equivalent thereof) to be granted pursuant to such Other Awards, and all other terms and conditions of such Other Awards (including without limitation, with respect to any performance Awards, the length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been obtained).
7.
Covenants of the Company.
(a)
Availability of Ordinary Shares. The Company will keep available at all times the number of Ordinary Shares reasonably required to satisfy then-outstanding Awards.
(b)
Securities Law Compliance. The Company will use commercially reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Ordinary Shares upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register the Plan, any Award or any Ordinary Shares issued or issuable pursuant to any such Award under the Securities Act or other applicable securities regulatory scheme. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Ordinary Shares pursuant to the Award if such grant or issuance would be in violation of any applicable securities law or any other applicable law or regulation.
(c)
No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.
Miscellaneous.
(a)
Use of Proceeds from Sales of Ordinary Share. Proceeds from the sale of Ordinary Shares pursuant to Awards will constitute general funds of the Company.
(b)
Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Ordinary Shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.
(c)
Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of Ordinary Shares under, the Award pursuant to its terms, including but not limited to, any applicable withholding or tax obligations relating to the Award, and (ii) the issuance of the Ordinary Shares subject to the Award has been entered into the books and records of the Company and the register of members of the Company has been accordingly updated. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Ordinary Share is issued, except as expressly provided in this Plan.
(d)
No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Company’s Memorandum and Articles of Association (as amended and/or restated from time to time) and other constitutional and governance documents of the Company or an Affiliate, and any provisions of the applicable laws of the jurisdiction in which the Company or the Affiliate is incorporated, as the case may be.
(e)
Government and Other Regulations. The obligation of the Company to make payment of awards in Ordinary Shares or otherwise shall be subject to all applicable laws, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Ordinary Shares paid pursuant to the Plan under the Securities Act or any other similar laws in any applicable jurisdiction. If the Ordinary Shares paid pursuant to the Plan may in certain circumstance be exempt from registration pursuant to the Securities Act or other applicable laws, the Company may restrict the transfer of such Ordinary Shares in such manner as it deems advisable to ensure the availability of such exemption. The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws or other applicable laws, including, but not limited to, legends restricting the transfer of the Ordinary Shares.
(f)
Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding Ordinary Shares from the Ordinary Shares issued or otherwise issuable to the

Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from payroll and/or any other amounts otherwise payable to the Participant; (vi) by allowing a Participant to effectuate a “cashless exercise”; or (vi) by such other method as may be set forth in the Award Agreement.
(g)
Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(h)
Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Ordinary Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(i)
Additional Information. The Company shall request the Participant to provide any information necessary to comply with applicable laws and regulations, including without limitation the Cayman Islands Tax Information Authority Law (2013 Revision), Tax Information Authority (International Tax Compliance) (United Kingdom) Regulations, 2014, and Tax Information Authority (International Tax Compliance) (United States of America) Regulations, 2014, and any anti-money laundering or anti-terrorist laws or regulations (the “Relevant Regulations”) and may delay updating the Company’s books and records and register of members until the relevant Participant has provided satisfactory information to the Company. The Company may disclose any information concerning the Participant necessary to comply with the Relevant Regulations.
(j)
Buyout of Awards. The Board may at any time offer to buy out, and the Participants shall accept such offer, for a payment in cash or cash equivalents (including without limitation Ordinary Shares issued at Fair Market Value that may or may not be issued under this Plan), an Award previously granted based upon such terms and conditions as the Board shall establish.
(k)
Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant, and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.
(l)
Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise or strike price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with applicable laws, including foreign exchange control laws and regulations.
9.
Adjustments upon Changes in Ordinary Share; Other Corporate Events.
(a)
Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Share Options pursuant to Section 3(b), (iii) the class(es) and number of securities and price per share of Ordinary Shares subject to outstanding Awards, or (iv) the issuer of the Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b)
In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Section 9(a), including without limitation, any extraordinary cash dividend, spin-off, split-off, sale of a Subsidiary or business unit, public listing of a Subsidiary, or other similar transaction, the Board may make such adjustments in the issuer, number and class of shares subject to Awards outstanding on the date on which such change occurs, such as, for example, a rollover of Awards, as the Board may consider appropriate.
(c)
Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding Ordinary Shares not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the Ordinary Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(d)
Corporate Transactions. The following provisions will apply to Awards in the event of a Transaction unless otherwise provided in the Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award. In the event of a Transaction, then, notwithstanding any other provision of the Plan, the Board may take one (1) or more of the following actions with respect to Awards, contingent upon the closing or completion of the Transaction:
(i)
arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the shareholders of the Company pursuant to the Transaction);
(ii)
arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Ordinary Shares issued pursuant to the Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);
(iii)
accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;
(iv)
arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;
(v)
cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)
make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) and the Award may be cancelled with no consideration if the cash, value of the property or a combination of both that the Participant would be scheduled to receive at the consummation of the Transaction is equal to or less than the exercise price. Payments under this provision may be delayed or forfeited to the same extent that payment of consideration to the holders of the Company’s Ordinary Shares in connection with the Transaction is delayed or forfeited as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

(e)
Change in Control. An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur without Board action.
(f)
Swaps. The Options and Restricted Share Unit Awards shall be subject to certain swap provisions as set forth in Annex A attached hereto.
10.
Plan Term; Earlier Termination or Suspension of the Plan.
(a)
Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)
No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.
11.
Additional Provisions Applicable to U.S. Participants.
(a)
Incentive Share Options.
(i)
Incentive Share Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code, respectively).
(ii)
A Ten Percent Shareholder shall not be granted an Incentive Share Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant or such shorter period specified in the Award Agreement. “Ten Percent Shareholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) Capital Shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Affiliate.

(iii)
To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Share Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Share Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Share Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(b)
Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. In the event that any provision of the Plan or an Award agreement is determined by the Board to not comply with the applicable requirements of Section 409A of the Code or the Treasury Regulations or other guidance issued thereunder, the Board shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Board deems necessary to comply with such requirements (including without limitation, after the grant date of an Award, increasing the exercise price to equal what was the Fair Market Value on the grant date of the Award). Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service (as defined in Section 409A of the Code), he/she is then a “specified employee” (as defined in Section 409A of the Code), then solely to the extent necessary to comply with Section 409A of the Code and avoid the imposition of taxes under Section 409A of the Code, the Company shall defer payment of “nonqualified deferred compensation” subject to Section 409A of the Code payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. While it is intended that all payments and benefits provided under this Plan will be exempt from or comply with Section 409A of the Code, the Company makes no representation or covenant to ensure that the Awards and payments under this Plan are exempt from or compliant with Section 409A of the Code. The Company will have no liability to any Participant or any other party if a payment or benefit under this Plan or any Award is challenged by any taxing authority or is ultimately determined not to be exempt or compliant. Each Participant further understands and agrees that each Participant will be entirely responsible for any and all taxes on any benefits payable to the Participant as a result of this Plan or any Award. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or for any damages for failing to comply with Section 409A of the Code.
(c)
Section 280G of the Code. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if any payment or benefit that a U.S. Participant would receive pursuant to the Plan or an Award Agreement or any other agreement and/or arrangement with the Company or any of its Affiliates (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the U.S. Participant’s receipt, on an after-tax basis, of the greater economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction will occur in the manner that results in the greatest economic benefit for the U.S. Participant. If more than one (1) method of reduction will result in the same economic benefit, the items so reduced will be reduced pro rata.
12.
Choice of Law; Arbitration.
(a)
Governing Law. The laws of the Cayman Islands will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
(b)
Dispute Resolution. All and any of the disputes arising from and in connection with this Agreement shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. For the avoidance of doubt, the law of the arbitration shall be governed by the International Arbitration Act (Chapter 143A, 2002 Ed, Statutes of the Republic of Singapore) or its modification or re-enactment thereof.
13.
Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)
“Affiliate” means, at the time of determination, (i) any Subsidiary and any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and (f) of the Code, respectively, and (ii) any other entity that, directly or indirectly, controls, is controlled by or is under common control with the Company and/or one (1) or more Subsidiaries. For the purposes of this definition, “control” of a given entity means possessing the power or authority, whether exercised or not, to direct the business, management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract, arrangement, understanding, relationship or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than thirty percent (30%) of the votes entitled to be cast at a meeting of the members or shareholders of such entity or power to control the composition of at least thirty percent (30%) a majority of the board of directors of such entity; the term “controlled” has the meaning correlative to the foregoing. The Board will have the authority to determine the time or times at which “parent corporation” or “subsidiary corporation” or “control” status is determined within the foregoing definition.
(b)
“Award” means any right to receive Ordinary Shares granted under the Plan, including an Option, a Restricted Share Award, a Restricted Share Unit Award, a Share Appreciation Right or any Other Award.
(c)
“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan.
(d)
“Board” means the Board of Directors of the Company.
(e)
“Business Combination Agreement” means the Business Combination Agreement, dated as of April 12, 2021 by and among (i) the Company, (ii) Altimeter Growth Corp., an exempted company limited by shares incorporated under the laws of the Cayman Islands, (iii) J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company, (iv) J2 Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly owned subsidiary of the Company and (v) Grab Holdings Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands.

(f)
“Capital Shares” means each and every class of ordinary shares of the Company, regardless of the number of votes per share.
(g)
“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Ordinary Shares subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, reverse share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction. Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(h)
“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the applicable jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or an Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(i)
“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one (1) or more of the following events:
(i)
any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)
there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the shareholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)
the shareholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation; or
(iv)
there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by shareholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in a written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such written agreement, the foregoing definition will apply.

If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(j)
“Class A Ordinary Shares” means Class A ordinary shares of the Company, par value $0.000001 per share.
(k)
“Class B Ordinary Shares” means Class B ordinary shares of the Company, par value $0.000001 per share.
(l)
“Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(m)
“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(n)
“Company” means Grab Holdings Limited, a Cayman Islands company limited by shares.
(o)
“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(p)
“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(q)
“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one (1) or more of the following events:
(i)
a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)
a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii)
a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)
a merger, consolidation or similar transaction following which the Company is the surviving corporation but the Ordinary Shares outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(r)
“Director” means a member of the Board.
(s)
“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(t)
“Effective Date” has the meaning set forth in Section 1(a).
(u)
“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(v)
“Entity” means a corporation, partnership, limited liability company or other entity.
(w)
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(x)
“Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of stock of the Company; (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or (vi) any holder of Class B Ordinary Shares as of the Effective Date.
(y)
“Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Ordinary Shares (as determined on a per share or aggregate basis, as applicable) determined as follows:
(i)
If the Ordinary Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Ordinary Shares) on the date of determination, as reported in a source the Board deems reliable.
(ii)
If there is no closing sales price for the Ordinary Shares on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)
In the absence of such markets for the Ordinary Shares, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A of the Code and Section 422 of the Code, as applicable.
(z)
“Incentive Share Option” means an Option that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(aa)
“Non-Employee Director” means a Director who is not an Employee.
(bb)
“Nonstatutory Share Option” means any Option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(cc)
“Officer” means any person designated by the Company as an officer.
(dd)
“Option” means an option to purchase Ordinary Shares granted pursuant to the Plan.
(ee)
“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(ff)
“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg)
“Ordinary Shares” means either Class A Ordinary Shares or Class B Ordinary Shares, as the context requires.
(hh)
“Other Award” means an award based in whole or in part by reference to the Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(c).
(ii)
“Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.
(jj)
“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(kk)
“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(ll)
“Plan” means this Grab Holdings Limited 2021 Equity Incentive Plan, as may be amended and/or amended and restated from time to time.
(mm)
“Restricted Share Award” means an award of Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(a).
(nn)
“Restricted Share Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Award evidencing the terms and conditions of a Restricted Share Award grant. Each Restricted Share Award Agreement will be subject to the terms and conditions of the Plan.
(oo)
“Restricted Share Unit Award” means a right to receive Ordinary Shares which is granted pursuant to the terms and conditions of Section 6(b).
(pp)
“Restricted Share Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Unit Award evidencing the terms and conditions of a Restricted Share Unit Award grant. Each Restricted Share Unit Award Agreement will be subject to the terms and conditions of the Plan.
(qq)
“Securities Act” means the U.S. Securities Act of 1933, as amended.
(rr)
“Share Appreciation Right” or “SAR” means a right to receive the appreciation on Ordinary Shares that is granted pursuant to the terms and conditions of Section 5.
(ss)
“Share Appreciation Right Agreement” means a written agreement between the Company and a holder of a Share Appreciation Right evidencing the terms and conditions of a Share Appreciation Right grant. Each Share Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(tt)
“Share Reserve” means the aggregate number of Ordinary Shares available for issuance pursuant to Awards from and after the Effective Date under the Plan as set forth in Section 3(a).

(uu)
“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital shares having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, share of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) .
(vv)
“Substitute Awards” means Awards granted or Ordinary Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(ww)
“Transaction” means a Corporate Transaction or a Change in Control.
(xx)
“U.S.” means the United States.
(yy)
“U.S. Participant” means a Participant that is either a U.S. resident or a U.S. taxpayer.

Annex A

Swap Provisions

(a)
Swap - Affiliate Options for Company Options.

(i)
Each Eligible Transfer Individual may be given the right, during an applicable Swap Window, to elect to surrender all or a portion of his or her outstanding unvested Affiliate Options (i.e., surrendered options), and in exchange, receive a grant of Options under the Plan (the “Swapped Company Options”).
(ii)
The number of Swapped Company Options that an Eligible Transfer Individual will be entitled to receive in exchange for the surrendered Affiliate Options and the per share exercise price for such Swapped Company Options will be determined by the Board (or its designee) and the applicable Affiliate Board (or its designee) in a manner intended to preserve economic equivalence; provided, however, for U.S. Participants, such Swapped Company Options may not be granted at a per share exercise price that is less than one hundred percent (100%) of the Fair Market Value of an Ordinary Share on the date of grant of the Swapped GHI Option, as determined by the Board in its discretion.
(iii)
Each Swapped Company Option shall be in such form and will contain such terms and conditions as the Board (or its designee) deems appropriate, and as otherwise apply to Options pursuant to the terms of the Plan, except that, unless otherwise determined by the Board (or its designee), the vesting conditions that applied to the surrendered Affiliate Options shall apply to the Swapped Company Options.
(iv)
As a condition to receipt of a Swapped Company Option, each Eligible Transfer Individual shall follow any and all procedures and take any and all actions necessary or advisable, as determined by the Board (or its designee) and the applicable Affiliate Board (or its designee), to effectuate the forgoing, including without limitation executing a surrender agreement effectuating the surrender of the Affiliate Options and an Award Agreement with respect to the grant of the Swapped Company Options.
(b)
Swap - Affiliate RSUs for Company RSUs.

(i)
Each Eligible Transfer Individual may be given the right, during an applicable Swap Window, to elect to surrender all or a portion of his or her outstanding and unvested Affiliate RSUs (i.e., surrendered RSUs), and in exchange, receive a grant of Restricted Share Unit Awards under the Plan (the “Swapped Company RSUs”). Notwithstanding the foregoing, in the case of an Eligible Transfer Individual who is a U.S. Participant, such Eligible Transfer Individual shall only be permitted to surrender his or her Affiliate RSUs in accordance with the preceding sentence to the extent that such Affiliate RSUs are exempt from Section 409A of the Code as short-term deferral pursuant to Treasury Regulation §1.409A-1(b)(4), as determined by the Board (or its designee) in its discretion.
(ii)
The number of Swapped Company RSUs that an Eligible Transfer Individual will be entitled to receive in exchange for the surrendered Affiliate RSUs will be determined by the Board (or its designee) and the applicable Affiliate Board (or its designee) in a manner intended to preserve economic equivalence.
(iii)
Each Swapped Company RSU shall be in such form and will contain such terms and conditions as the Board (or its designee) deems appropriate, and as otherwise applicable to Restricted Stock Unit Awards pursuant to the terms of the Plan, except that, unless otherwise determined by the Board (or its designee), the vesting and settlement conditions that applied to the surrendered Affiliate RSUs shall apply to the Swapped Company RSUs.

(iv)
As a condition to receipt of Swapped Company RSUs, each Eligible Transfer Individual shall follow any and all procedures and take any and all actions necessary or advisable, as determined by the Board (or its designee) and the applicable Affiliate Board (or its designee), to effectuate the forgoing, including without limitation executing a surrender agreement effectuating the surrender of the Affiliate RSUs and an Award Agreement with respect to the grant of the Swapped Company RSUs.
(c)
Swap – Affiliate Options for Company RSUs.

(i)
Each Eligible Transfer Individual (other than a U.S. Participant) may be given the right, during an applicable Swap Window, to elect to surrender all or a portion of his or her outstanding and unvested Affiliate Options (i.e., surrendered options), and in exchange, receive a grant of Swapped Company RSUs. Notwithstanding anything herein to the contrary, the provisions of this clause (c) shall not apply to U.S. Participants.
(ii)
The number of Swapped Company RSUs that an Eligible Transfer Individual will be entitled to receive in exchange for the surrendered Affiliate Options will be determined by the Board (or its designee) and the applicable Affiliate Board (or its designee) in a manner intended to preserve economic equivalence.
(iii)
Each Swapped Company RSU shall be in such form and will contain such terms and conditions as the Board (or its designee) deems appropriate, and as otherwise applicable to Restricted Stock Unit Awards pursuant to the terms of the Plan, except that, unless otherwise determined by the Board (or its designee), the vesting conditions that applied to the surrendered Affiliate Options shall apply to the Swapped Company RSUs.
(iv)
As a condition to receipt of Swapped Company RSUs, each Eligible Transfer Individual shall follow any and all procedures and take any and all actions necessary or advisable, as determined by the Board (or its designee) and the applicable Affiliate Board (or its designee), to effectuate the forgoing, including without limitation executing a surrender agreement effectuating the surrender of the Affiliate Options and an Award Agreement with respect to the grant of the Swapped Company RSUs.
(d)
Notwithstanding anything in this Annex A to the contrary, if at any time the Board determines that the grant of Swapped Awards under the Plan is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the swap provisions of this Annex A and/or any right to receive any Swapped Awards shall be suspended until the Board determines that such grant is lawful. The Company shall have no obligation to compensate the award holder for any losses caused by the implementation of this Annex A.

(e)
At the Board’s discretion, the issuance of a Swapped Award may be subject to and conditioned upon the Participant’s agreement to become a party to a shareholders’ agreement and a voting proxy agreement, and be bound by their respective terms.

(f)
Definitions. For purposes of this Annex A, the following terms will have the following meanings:

(i)
“Affiliate Board” means the board of directors of an Affiliate of the Company.
(ii)
“Affiliate ESOP” means an employee equity incentive plan maintained by an Affiliate of the Company.
(iii)
“Affiliate Options” means options awarded pursuant to an Affiliate ESOP.

(iv)
“Affiliate RSUs” means restricted stock units awarded pursuant to an Affiliate ESOP.
(v)
“Eligible Transfer Individual” means an Employee or Consultant who (i) has outstanding unvested Affiliate Options and/or Affiliate RSUs, (ii) no longer provides fifty percent (50%) or more of his/her time supporting the business of the Affiliate (or its Subsidiaries) in which he/she holds such outstanding Affiliate Options and/or Affiliate RSUs, as determined by the Board (or its designee) in its discretion, and (iii) is selected by the Board (or its designee) and receives a Swap Election Notice from the Company.
(vi)
“Swap Election Notice” means a written notice sent by the Company to an Eligible Transfer Individual, which shall notify such individual that he/she has been selected to be an Eligible Transfer Individual, the applicable Swap Window, and other procedures with respect to the swaps contained in this Annex A.
(vii)
“Swap Window” means the period of time set forth in a Swap Election Notice.
(viii)
“Swapped Award” means a Swapped Company Option or Swapped Company RSU, as applicable.